                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                              JOHN HANCOCK FUNDS II
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ___________________

     2)   Form, Schedule or Registration Statement No.: ______________

     3)   Filing Party: _____________

     4)   Date Filed: ________________

                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                   July 12, 2006

Dear Shareholders:

          Enclosed is the Information Statement of John Hancock Funds II (the "Trust") regarding the following subadviser change for the series or fund named below (the "Fund"). This change became effective on May 31, 2006.

NAME OF FUND     OLD SUBADVISER                NEW SUBADVISER
------------     --------------                --------------
Small Cap Fund   Independence Investment LLC   Independence Investments LLC
                 ("Old Independence")          ("New Independence")

          In connection with the transfer of substantially all of the business operations of Old Independence, a subsidiary of Manulife Financial Corporation, to New Independence, a newly formed subsidiary of Convergent Capital Management LLC, the Board of Trustees of the Trust has approved replacing Old Independence by New Independence as the subadviser to the Fund. The Old Independence portfolio managers will continue to manage the Fund for New Independence, and the new subadvisory agreement with New Independence will not result in any changes in the level or quality of subadvisory services provided to the Fund or in the advisory or subadvisory fee rates for the Fund.

          PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU VOTE OR SEND A PROXY, WITH RESPECT TO THIS SUBADVISER CHANGE. The enclosed Information Statement, however, provides information about the change.

          If you have any questions regarding the Information Statement or the new subadvisory arrangements, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

                                        Sincerely,


                                        /s/ BETSY ANNE SEEL
                                        ----------------------------------------
                                        Betsy Anne Seel
                                        Secretary
                                        John Hancock Funds II

                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                             FOR THE SMALL CAP FUND

                                   ----------

                                  INTRODUCTION

          This Information Statement provides notice of and information regarding a new subadvisory agreement for the Small Cap Fund (the "Fund"), a series of John Hancock Funds II (the "Trust"). It is first being mailed to shareholders of the Fund on or about July 12, 2006.

          THE TRUST. The Trust is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust are divided into 81 separate series corresponding to 81 registered Funds.

          THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each of the Funds. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers which manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and each of the subadvisers named in this Information Statement is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

          THE DISTRIBUTOR. John Hancock Funds, LLC (the "Distributor") serves as the Trust's distributor.

          The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

          Pursuant to an order received from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers which are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDERS FOR A PROXY TO APPROVE THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

          ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, once available, please call the Trust at 1-800-225-5291.

                            NEW SUBADVISORY AGREEMENT
                             FOR THE SMALL CAP TRUST

          At its meeting held on March 30-31, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing Independence Investments LLC ("New Independence") to replace Independence Investment LLC ("Old Independence") as the subadviser to the Small Cap Fund.

          The new subadvisory agreement with New Independence became effective on May 31, 2006. The old subadvisory agreement with Old Independence, dated October 17, 2005, was most recently approved by the Board (including a majority of the Independent Trustees) on September 21, 2005 and by the initial shareholder of the Fund on October 14, 2005 in connection with the organization of the Fund.

                                SUBADVISER CHANGE

          Effective May 31, 2006, New Independence, a newly formed subsidiary of Convergent Capital Management LLC ("Convergent"), succeeded to the business operations of Old Independence, an indirect wholly-owned subsidiary of MFC (the "Transaction"). The Transaction was structured as a transfer to New Independence of substantially all of the assets and certain liabilities of Old Independence pursuant to an agreement between Old Independence, New Independence, the parent of Convergent and a subsidiary of MFC. As a result of the Transaction, and pursuant to provisions of the 1940 Act, the old subadvisory agreement with Old Independence automatically terminated. At the time the Transaction was proposed, the Adviser recommended to the Board that appointing New Independence as the new subadviser for the Small Cap Fund would be in the best interest of the Fund's shareholders by promoting continuity of the Fund's investment strategies and management. As contemplated by the Transaction, New Independence has substantially continued the business operations of Old Independence, and the Old Independence portfolio manager has become an employee of, and continues to manage the Fund for, New Independence. THE NEW SUBADVISORY AGREEMENT WITH NEW INDEPENDENCE HAS NOT RESULTED IN ANY CHANGES IN THE LEVEL OR QUALITY OF SUBADVISORY SERVICES PROVIDED TO THE FUND OR IN THE ADVISORY OR SUBADVISORY FEE RATES FOR THE FUND.

          The offices of New Independence are located at the same address as the offices of Old Independence: 53 State Street, Boston, MA 02109. The immediate parent of New Independence, Convergent, is an investment management holding company with offices at 190 South LaSalle Street, Chicago, IL 60603. Convergent operates through multiple subsidiaries which have assets under management of approximately $8.5 billion. Convergent is a subsidiary of City National Corporation, a publicly traded financial services corporation with offices located at 555 South Flower Street, Los Angeles, CA 90071.

                            NEW SUBADVISORY AGREEMENT

          Under the new subadvisory agreement with New Independence, as under the old subadvisory agreement with Old Independence, the subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

          The terms of the old subadvisory agreement with Old Independence and the new subadvisory agreement with New Independence are substantially the same, including with respect to subadviser compensation. The agreements are described below (with certain differences noted) under "Description of Old and New Subadvisory Agreements."

          Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Fund. The subadvisory fee for the Fund is thus not an additional charge to the Fund. The subadvisory fee for the Fund is determined by applying the daily equivalent of an annual percentage rate to the net assets of the Fund. The annual percentage rate of the subadvisory fee for the Small Cap Fund is the same under the old and new subadvisory agreements: 0.40% at all asset levels.

          The Fund did not commence operations until October 2005. Consequently no subadvisory fees were paid to Old Independence for services to the Fund for the Trust's fiscal year ended August 31, 2005.

                 RELATED ARRANGEMENTS BETWEEN MFC AND CONVERGENT

          In consideration for the transfer of assets and liabilities of Old Independence to New Independence in the Transaction as described above, Convergent paid MFC a specified amount at closing. MFC will also receive additional consideration on certain anniversary dates of the closing to the extent the revenue received by New Independence from the management of proprietary accounts of MFC and its affiliates or accounts for which MFC or its affiliates act as investment adviser, including the Fund, meet certain revenue targets. Consequently, while these contingent payments are not dependent upon the approval or continuation of the subadvisory agreement with respect to the Fund, the revenues earned by New Independence as a result of its subadvisory relationship with the Fund would count towards the revenue target necessary for MFC to earn the contingent payments. Nothing in the arrangements between MFC and Convergent imposes any limitations upon the rights of the Adviser to recommend termination of the subadvisory agreement with New Independence. However, these arrangements present certain conflicts of interest because MFC, as the ultimate parent entity of the Adviser, has a financial incentive to influence the Adviser to support the continuation of the subadvisory agreement with New Independence for the periods for which contingent payments may be made to MFC. As discussed below, in approving the new subadvisory agreement with New Independence, the Board of Trustees, including the Independent Trustees, was aware of and considered these potential conflicts of interest. See "Board Evaluation of Advisory and Subadvisory Arrangements."

          Convergent and MFC have agreed that, in order to comply with Section 15(f) under the 1940 Act, no unfair burden will be imposed on the Fund for a period of two years after the closing of the Transaction. In addition, the Board of Trustees of the Trust currently complies with the requirement under Section 15(f)(1)(A) of the 1940 Act that at least 75% of the members of the board not be "interested persons" of Old Independence or New Independence.

            BOARD EVALUATION OF ADVISORY AND SUBADVISORY ARRANGEMENTS

          The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Fund subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadvisers to the Funds;

     2.   the investment performance of the Funds and their subadvisers;

     3. the extent to which economies of scale would be realized as a Fund grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

     4. the costs of the services to be provided and the profits to be realized by the Adviser and its affiliates from the Adviser's relationship with the Trust; and

     5. comparative services rendered and comparative advisory and subadvisory fee rates.

          The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, factors (3) and (4) as regards subadvisers generally are not material to the Board's considerations because subadvisory fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate the subadvisory fees at arms-length.

          In making its determination with respect to subadvisory agreements, and with reference to the factors which it considers, the Board reviews (1) information relating to the subadviser's business, which may include information such as business performance, representative clients, assets under management, financial stability, personnel and, if applicable, past subadvisory services to Funds or affiliated funds of the Trust; (2) the investment performance of comparatively managed funds of the Fund and comparative performance information relating to the comparatively managed fund's benchmark and comparable funds; (3) the proposed subadvisory fee for each Fund and comparative fee information; and
(4) information relating to the nature and scope of other material business relationships which unaffiliated subadvisers may have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser.

          Particular considerations of the Board in approving the new subadvisory agreement with New Independence for the Small Cap Fund include the following:

     1. New Independence will continue the business operations of Old Independence, the Old Independence portfolio manager is expected to continue to manage the assets of the Fund as an employee of New Independence and New Independence may generally be expected to provide at least the same level and quality of management services as Old Independence;

     2. Although the limited performance history of the Fund, which commenced operations on October 17, 2005, was not considered significant, the Trustees noted that the current and historical performance of comparatively managed mutual funds and other accounts managed by the subadviser, although not without variation, has generally been within the range of or exceeded the performance of their benchmarks; and

     3. The subadvisory fee with respect to the Fund under the new subadvisory agreement with New Independence is within industry norms, is the same as under the old subadvisory agreement with Old Independence, is paid by the Adviser and not by the Fund and will not result in any advisory fee increases with respect to the Fund.

          In addition, the Board considered the potential conflicts of interest related to the arrangements between MFC and Convergent in connection with the transfer of Old Independence to New Independence. See "Related Arrangements Between MFC and Convergent" above. Under these arrangements, MFC will receive additional consideration for the Transaction on certain anniversary dates of the closing thereof to the extent the revenue received by New Independence from the management of proprietary accounts of MFC and its affiliates or accounts for which MFC or its affiliates act as investment adviser, including the Fund, meet certain revenue targets. The Board considered in particular the potential conflict of interest between the Adviser's fiduciary duties in managing subadvisory arrangements to act in the best interests of the Fund and its shareholders and the financial incentives of MFC, the ultimate parent entity of the Adviser, to influence the Adviser to support the continuation of the subadvisory agreement with New Independence for the periods for which contingent payments may be made to MFC. The Board concluded that, notwithstanding the potential conflicts of interest, approval of the subadvisory agreement was in the best interests of shareholders in view of the benefits to shareholders expected from the continuity in subadvisory services that will be afforded by New Independence, the lack of any limitations in the arrangement between MFC and Convergent upon the rights of the Adviser to recommend termination of the subadvisory agreement with New Independence, the Adviser's fiduciary duties to act in the best interests of the Fund and Fund shareholders and the Board's ability to monitor conflicts of interest.

          ADDITIONAL INFORMATION ABOUT NEW INDEPENDENCE

          MANAGEMENT OF NEW INDEPENDENCE. The names and principal occupations of the principal executive officers and directors of New Independence are set forth below. The business address of each such person is 53 State Street, Boston, MA 02109.

NAME                 POSITION WITH NEW INDEPENDENCE     PRINCIPAL OCCUPATION (IF DIFFERENT)
----               ----------------------------------   -----------------------------------
Richard T. Adler   Director                             President and Chief Executive
                                                        Officer, Convergent

Vernon C. Kozlen   Director                             Executive Vice President, City
                                                        National Bank

Jon C. Hunt        Director                             Chief Operating Officer, Convergent

Mark C. Lapman     Director, President and Chief
                   Executive Officer

Miriam F. Cooper   Director, Executive Vice President
                   and Chief Operating Officer

          OTHER INVESTMENT COMPANIES SUBADVISED BY NEW INDEPENDENCE. New Independence currently acts as subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Small Cap Fund. The table below also states the approximate size of each such fund as of December 31, 2005 (at which time it was subadvised by Old Independence) and the current subadvisory fee rate for each fund as a percentage of average daily net assets.

FUND                                 ASSETS AS OF 12/31/05      SUBADVISORY FEE RATE
----                                 ---------------------   -------------------------
John Hancock Small Cap Fund                 $200 Mil.        0.41% at all asset levels
John Hancock Trust Small Cap Trust          $148 Mil.        0.40% at all asset levels

                DESCRIPTION OF OLD AND NEW SUBADVISORY AGREEMENTS

          The terms of the old and new subadvisory agreements are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser." The provisions described below under "Compliance" are included in the new, but not the old, subadvisory agreement.

          DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

          TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either (a) by the Trustees or (b) by the vote of a majority of the outstanding voting securities of the Trust. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

          Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the agreement or (b) all of the Funds of the Trust.

          If the outstanding voting securities of a Fund fail to approve any continuance of a subadvisory agreement for the Fund, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

          TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

          -    the Board of Trustees of the Trust;

          - the holders of a majority of the outstanding voting securities of the Fund;

          -    the Adviser; and

          -    the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

          AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all of the Funds of the Trust.

          Pursuant to an order received from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

          LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

          CONSULTATION WITH SUBADVISERS TO THE FUNDS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Fund in securities or other assets: (a) other subadvisers to the Fund, (b) subadvisers to other Funds, and (c) subadvisers to Funds under common control with the Fund.

          COMPLIANCE. The Subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and, throughout the term of the agreement, to promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results thereof as well as of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser, including any material violation of the Compliance Policies or of the Subadviser's code of ethics.

          CONFIDENTIALITY OF PORTFOLIO HOLDINGS. The subadviser is required to treat Trust portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.